EXHBIT 10 (MMM)

SCOTIA BANK
THE BANK OF NOVIA SCOTIA
Commercial Banking Center and Main Branch
Tour Scotia, 1002 Sherbrooke Street West, Montreal (Quebec) H3A 3L6 Tel (514) 499-5432

May 6, 1999

Tirex Canada R&D, Inc.
3828 St-Patrick Street
Montreal, Qc
H4E 1A4

Dear Sirs:

         We are pleased to confirm that subject to acceptance by you, The Bank of Nova Scotia (the "Bank") will make available to Tirex Canada R&D, Inc. (the "Borrower"), credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and Schedule "A".

         If the arrangements set out in this letter, and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on May 20, 1999 after which date this offer will lapse.

If we can be of any further assistance to you on this proposal, please feel free to contact us. We look forward to a long and mutually rewarding association.

Yours very truly,

/s/ Michael Sirois                                         /s/ Robert J. Lawigne
------------------                                         ---------------------
Michael Sirois                                             Robert J. Lawigne
Account Manager                                            AGM Credit

         The arrangements set out above and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are hereby acknowledged and accepted by:
                                              Guarantors
Tirex Canada R&D, Inc.                        The Tirex Corporation Canada, Inc.
By: /s/ Terence C. Byrne                      By: /s/ Terence C. Byrne
Title:  CEO                                   Title:

By: /s/ Michael Ash                           By:
Title:  CFO                                   Title:

Date:  May 7, 1999                            /s/ Terence C. Byrne
                                              --------------------
                                              Terence Byrne
                                              /s/ Louis Muro
                                              --------------------
                                              Louis Muro

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                              TERMS AND CONDITIONS

CREDIT NUMBER:  1                                   AUTHORIZED AMOUNT:  $750,000
--------------                                      ----------------------------

TYPE

         Revolving term

PURPOSE

         To finance 75% of Investissements Quebec approved research development refundable Investment Tax Credit (ITC's)

CURRENCY

         Canadian dollars

AVAILMENT

         The Borrower may avail the Credit by way of direct advances evidenced by Demand Promissory Notes supported by Investissements Quebec approval of ITC documentation in a form satisfactory to the Bank.

INTEREST RATE/FEES/COMMISSION

         The Bank's Prime Lending Rate from time to time, plus 1.25% per annum with interest payable monthly.

OTHER FEES

         A Bank Administration Fee of $250 is payable by the Borrower on the occasion of each advance

DRAWDOWN

         Advances are to be made in minimum multiples of $25,000.

REPAYMENT

         Advances are repayable in periodic lump sums from the receipt of Federal and Provincial refundable Investments Tax Credits, or on Demand, whichever occurs first.

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OTHER FEES, COMMISSIONS AND COMPENSATING BALANCES

         An application fee of 0.33% of total credits is payable by the Borrower upon acceptance of this letter.

         An Annual Review Fee of 0.25% of total credits is payable by the Borrower annually.

         In addition to, and not in substitution for the obligations of the Borrower and the rights of the Bank upon the occurrence of an event of default herein, the Borrower shall pay to the Bank:

         (a) a fee of $150 per month (or such higher amount as may be determined by the Bank from time to time) for each month or part thereof during which the Borrower is late in providing the Bank with financial or other information required herein;

         (b) a fee of $150 per month (or such higher amount as may be determined by the Bank from time to time) for each month or part thereof during which loan payments of principal, interest or other amounts are past due; and

         (c) a fee of $150 per month (or such higher amount as may be determined by the Bank from time to time) for each month or part thereof during which the Borrower is in default of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and the Bank are parties.

         The imposition or collection of fees does not constitute an express or implied waiver by the Bank of any event of default or any of the terms or conditions of the lending arrangements, security or rights arising from any default. Fees may be charged to the Borrower's deposit account when incurred.

GENERAL SECURITY, TERMS, AND CONDITIONS APPLICABLE TO ALL CREDITS

GENERAL SECURITY

The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the Credits

                  Movable Hypothec in the amount of $1,500,000 on all present and future movable property with appropriate insurance coverage, loss, if any, payable to the Bank.

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                  A certificate of guarantee from Investissements Quebec
                  confirming an 80% deficiency guarantee

                  Priority Agreement with Investissements Quebec giving the Bank pirority over ALL ASSETS

                  Guarantee(s) and Postponement Agreement(s) given by the following (with corporate seal(s) and resolution(s) as applicable) in the amount(s) shown:

                           NAME                                        AMOUNT
                           ----                                        ------

                           Terence Byrne and Louis Muro                 $200,000
                           (joint and several)
                           The Tirex Corporation Canada Inc.*          Unlimited

         *Supported by

                  Movable Hypothec in the amount of $1,500,000 on all present and future movable property with appropriate insurance coverage, loss, if any, payable to the Bank.

GENERAL CONDITIONS

         Until all debts and liabilities under the Credit(s) have been discharged in full, the following conditions will apply in respect of the Credit(s):

                  The consolidated ratio of current assets to consolidated current liabilities of The Tirex Corporation is to reach 1.0:1 or better by June 30,1999 and reaching 1.2:1 by June 30,2000.

                  Consolidated Tangible Net Worth (TNW) of The Tirex Corporation is to be maintained in excess of $750,000 USD at all times.

                  TNW is defined as the sum of the share capital, earned and contributed surplus and postponed funds less (i) amounts due from officers/affiliates, (ii) investments in affiliates, and
                  (iii) intangible assets as defined by the Bank.

                  Advances under this facility to finance ITCs shall not exceed 75% of the ITCs applied for and subject to Investissements Quebec approval and total advances are not to exceed 125% of the Borrower's previous years of ITCs

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                  Without the Bank's prior written consent:

                           No change in ownership is permitted.

                           No mergers, acquisitions or change in the Borrower's line of business are permitted.

                  For ongoing credit risk management purposes all operating accounts of the borrower should be maintain with the bank as long as the Borrower has any operating line facility with the Bank.

GENERAL BORROWER REPORTING CONDITIONS

         Until all debts and liabilities under the Credit(s) have been discharged in full, the Borrower will provide the Bank with the following:

                  Annual, audited financial Statements, within 90 days of the Borrower's fiscal year end, duly signed.

                  Annual, audited financial Statements, within 90 days of the Guarantor's fiscal year end, duly signed.

                  Annual, audited consolidated financial Statements of The Tirex Corporation, within 90 days of fiscal year end, duly signed

                  Quarterly, interim financial Statements within 45 days of period end of the Borrower and the Guarantor(September, December, March).

                  Quarterly, consolidated interim financial Statements within 45 days of period end of The Tirex Corporation (September, December, March).

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                                   SCHEDULE A

                   ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                 TO ALL CREDITS

         (In the event of a conflict, the terms and conditions of any lease agreement and/or conditional sale contract supersede the terms and conditions in this Schedule A with regard to such leases and/or conditional sale contracts).


CALCULATION AND PAYMENT OF INTEREST

1. Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment or default and/or judgment.
2.
INTEREST ON OVERDUE INTEREST

2. Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.


ENVIRONMENT

3.       The Borrower agrees:

         (a) to obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of the business activities of the Borrower;

         (b) to allow the Bank access at all times to the business premises of the Borrower to monitor and inspect all property and business activities of the Borrower;

         (c) to notify the Bank from time to time of any business activity conducted by the Borrower which involves the use or handling of hazardous materials or wastes or which increases the environmental liability of the Borrower in any material manner;

         (d) to notify the Bank of any proposed change in the use or occupation of the property of the Borrower prior to any change occurring;

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         (e)      to provide the Bank with immediate written notice of any
                  environmental problem and any hazardous materials or substances which have an adverse effect on the property, equipment, or business activities of the Borrower and with any other environmental information requested by the Bank from time to time.

         (f) to conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and if the Borrower fails to do so, the Bank may perform such activities; and

         (g) to pay for any environmental investigations, assessments or remedial activities with respect to any property of the Borrower that may be performed for or by the Bank from time to time.

         If the Borrower notifies the Bank of any specified activity or change or provides the Bank with any information pursuant to subsections (c),
         (d), or (e), or if the Bank receives any environmental information from other sources, the Bank, in its sole discretion, may decide that an adverse change in the environmental condition of the Borrower or any of the property, equipment, or business activities of the Borrower has occurred which decision will constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Bank, the Bank shall notify the Borrower of the Bank's decision concerning the adverse change.

         If the Bank decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Bank in respect of such expenses, which will constitute further advances by the Bank to the Borrower under this Agreement.

INITIAL DRAWDOWN

4. The right of the Borrower to obtain the initial drawdown under the Credit(s) is subject to the condition precedent that there shall not have been any material adverse changes in the financial condition or the environmental condition of the Borrower or any guarantor of the Borrower.

PERIODIC REVIEW

5. The obligation of the Bank to make further advances or other accommodation available under any Credit(s) of the Borrower under which the indebtedness or liability of the Borrower is payable on demand, is subject to periodic review and to no adverse change occurring in the financial condition or the environmental condition of the Borrower or any guarantor.

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EVIDENCE OF INDEBTEDNESS

6. The Bank's accounts, books and records constitute, in the absence of manifest error, conclusive evidence of the advances made under this Credit, repayments on account thereof and the indebtedness of the Borrower to the Bank.

ACCELERATION

7.       (a)      All indebtedness and liability of the Borrower to the Bank payable on demand, is repayable by the Borrower to the Bank at any time on demand;

         (b) All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become immediately due and payable, the security held by the Bank shall immediately become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events of Default occurs:

                  (i) the Borrower or any guarantor fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Bank;

                  (ii) there is a breach by the Borrower of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and the Bank are parties;

                  (iii) any default occurs under any security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrower is a party;

                  (iv) any bankruptcy, re-organization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower and, if instituted against the Borrower, are allowed against or consented to by the Borrower or are not dismissed or stayed within 60 days after such institution;

                  (v) a receiver is appointed over any property of the Borrower or any judgement or order or any process of any court becomes enforceable against the Borrower or any property of the Borrower or any creditor takes possession of any property of the Borrower;

                  (vi) any adverse change occurs in the financial condition of the Borrower or any guarantor.

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                  (vii)    any adverse change occurs in the environmental
                           condition of:

                           (A)      the Borrower or any guarantor of the
                                    Borrower; or

                           (B) any property, equipment, or business activities of the Borrower or any guarantor of the Borrower.

COSTS

8. All costs, including legal and appraisal fees incurred by the Bank relative to security and other documentation, shall be for the account of the Borrower and may be charged to the Borrower's deposit account when submitted.


REQUEST FOR ENGLISH

9. This document and all related documents have been drafted in English at the Borrower's request. Ce document et tous les documents y afferents ont ete rediges en anglais a la demande de l'emprunteur.

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